SCHEDULE 14A
                              (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

       Filed by the Registrant  X
       Filed by a Party other than the Registrant

       Check the appropriate box:

            Preliminary Proxy Statement         Confidential, for
                                                Use of the
                                                Commission Only (as
                                                permitted by Rule
                                                14a-6(e)(2))

        X   Definitive Proxy Statement

            Definitive Additional Materials

            Soliciting Material Pursuant to Rule 14a-11(c) or Rule
            14a-12

                       MAIL BOXES ETC.
________________________________________________________________________
 (Name of Registrant as Specified in Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        X $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
             $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
             Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)   Title of each class of securities to which transaction applies:
________________________________________________________________________

       (2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

       (4)   Proposed maximum aggregate value of transaction:
________________________________________________________________________

       (5)   Total fee paid:
________________________________________________________________________

            Fee paid previously with preliminary materials.
________________________________________________________________________

            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

       (1)   Amount Previously Paid:
________________________________________________________________________

       (2)   Form, Schedule or Registration State No.:
________________________________________________________________________

       (3)   Filing Party:
____________________________MAIL BOXES ETC._____________________________

       (4)   Date Filed:
________________________________________________________________________




                                                           July 14, 1995


DEAR SHAREHOLDER:

You are cordially invited to attend our 1995 Annual Meeting of Shareholders which will be held this year on Friday, August 25, 1995, at 10:30 A.M. at the Wyndham Garden Hotel, at 5975 Lusk Boulevard, San Diego, California 92121. Directions to the meeting are given on page 2 of this proxy statement.

The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the Meeting. We will also give a presentation on the current status of our business.

Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted. After reading the following Notice of Annual Meeting and Proxy Statement, please be sure to complete, sign, date and return your proxy card in the enclosed envelope.

If the address on the accompanying material is incorrect, please advise our Investor Relations Department in writing at 6060 Cornerstone Court West, San Diego, California 92121-3795.

Your vote is important. We will appreciate a prompt return of your signed proxy card and look forward to seeing you at the meeting.

                                     For the Board of Directors,



                                     Anthony W. DeSio
                                     Vice Chairman of the Board
                                     President and Chief Executive Officer


             Remember, please complete, sign, date and promptly
           mail the enclosed Proxy Card in the enclosed envelope,
                    whether or not you plan to attend.


                     DIRECTIONS TO WYNDHAM GARDEN HOTEL

                                     for

                      1995 ANNUAL SHAREHOLDERS MEETING
                               OF MAIL BOXES ETC.


                             WYNDHAM GARDEN HOTEL
                             5975 Lusk Boulevard
                          San Diego, California 92121
                               (619) 558-1818


DIRECTIONS:
From San Diego International Airport:
Go north on Interstate 5 to Route 52. Go east on Route 52 and take 805 north. Exit east-bound at Mira Mesa Boulevard and go east to Lusk Boulevard. Turn left, and hotel is on the right.


                               MAIL BOXES ETC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held August 25, 1995


The 1995 Annual Meeting of Shareholders of Mail Boxes Etc. (the "Company") will be held at the Wyndham Garden Hotel located at 5975 Lusk Boulevard, San Diego, California on Friday, August 25, 1995, at 10:30 a.m., California time. At the Annual Meeting, shareholders will consider and act upon the following proposals:

       1. The election of seven directors to hold office until their successors are elected. Company management intends to present the following persons as nominees for election to the Board of Directors by the holders of the Common Stock: Michael Dooling, Anthony W. DeSio, Robert J. DeSio, James F. Kelly, Daniel L. La Marche, Harry Casari, and Joel Rossman.

       2.    Approval of the Mail Boxes Etc. 1995 Employee Stock Option Plan.

       3. Approval of the Mail Boxes Etc. 1995 Stock Option Plan for Non-Employee ("Outside") Directors.

       4. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors for the Company for fiscal year ending April 30, 1996; and

       5. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record on the books of the Company at the close of business on June 26, 1995, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders are cordially invited to attend the Annual Meeting in person. In order to assure a quorum, all holders of Common Stock are urged to complete, sign and date the accompanying Proxy card and return it promptly in the enclosed envelope.
Even if you return your Proxy card, you may nevertheless attend the meeting and vote your shares in person.

                                  By Order of the Board of Directors,



                                  Bruce M. Rosenberg
                                  Vice President, General Counsel
                                     and Secretary

                                  San Diego, California
                                  July 14, 1995




                            MAIL BOXES ETC.
                      6060 Cornerstone Court West
                    San Diego, California 92121-3795



                            PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS
                            AUGUST 25, 1995



       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mail Boxes Etc., 6060 Cornerstone Court West, San Diego, California 92121-3795 (the "Company") of your Proxy for use at the Annual Meeting of Shareholders to be held August 25, 1995, or at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying Proxy card are being mailed to all shareholders on or about July 14, 1995.

       Any shareholder may revoke a Proxy at any time prior to its exercise by filing a later-dated Proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a shareholder plans not to attend the Meeting but desires to revoke an earlier Proxy, a later dated Proxy or notice should be returned in time for receipt not later than the close of business on the day preceding the Meeting.

       On June 26, 1995, the record date fixed by the Board of Directors (the "Board"), the Company had outstanding 11,071,875 shares of Common Stock. Common Stock shareholders have one vote for each share on all business of the Meeting, except that those shareholders may have cumulative voting rights with respect to the election of seven Directors. No shareholder may cumulate votes unless a shareholder has announced at the Meeting his intention to do so, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number (seven) of Directors to be elected, multiplied by the number of shares owned by him, or to distribute his votes as he sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The seven nominees for Director receiving the highest number of votes at the Meeting from the holders of Common Stock will be elected.

       With respect to voting on all matters other than election of Directors, an affirmative vote of a majority of the shares represented and voting at the meeting is required for approval of the matter. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.


                  Summary Of Items To Be Voted Upon:

1.     Election of Directors

2.     Approval of 1995 Employee Stock Option Plan

3.     Approval of 1995 Non-Employee (Outside) Directors Stock Option Plan

4. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending April 30, 1996; and

5.     Other Business.

A Proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. As to the proposals for which no instructions are given, such proxy will be voted FOR the proposals contained thereon. The Proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting.



                           SHARE OWNERSHIP

In addition to the Shareholders shown under the Section entitled Security Ownership by Directors and Management on Page 10, the following table also sets forth certain information regarding the ownership of the Company's common stock as of April 30, 1995 for each person known to the Company to be the beneficial owner of more than five per cent of the Company's common stock. The shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.


                                      Number of
                                       Shares
         Name and Address            Beneficially          Percent
       of Beneficial Owners            Owned               of Class
       --------------------          -------------         --------
     United Parcel Service of         1,810,967              16.4%
        America, Inc. (UPS)
     55 Glenlake Parkway, N.E.
         Atlanta, GA 30328



UPS acquired the stock under a Purchase Agreement dated September 14, 1990 ("UPS Stock Purchase Agreement"), under which UPS also purchased warrants giving it the right to acquire additional shares of Common Stock over a three year period. In October 1991, UPS exercised its first series of warrants to purchase an additional 355,555 shares of stock at a price of $10.125 per share and in October 1992, UPS exercised its second series of warrants to purchase an additional 355,554 shares of stock at a price of $12.15 per share. The third warrant to purchase 355,554 shares of stock at $14.58 per share was not exercised by UPS and expired on October 3, 1993.

(The foregoing number of shares of stock and stock purchase prices under warrants are all as adjusted for a 4 for 3 stock split that was payable on April 12, 1991, and a 2 for 1 stock split that was payable on April 13, 1992.)

Under the Stock Purchase Agreement, UPS was also granted a "right of first offer" to purchase in the future any shares of MBE Common Stock to be sold by certain principal shareholders of MBE. Principal shareholders of MBE are identified in the Agreement as Anthony W. DeSio, Delores J. DeSio, the Anthony W. DeSio and Delores J. DeSio Trust, Norman C. Roberts, the Norman C. Roberts Trust, Michael Dooling, the Dooling Family Trust, and Jacaranda Partners, L.P. ("Principal Shareholders").

In accordance with the terms of the UPS Stock Purchase Agreement, before engaging in certain sales of MBE stock in excess of 533,333 shares in any 12 month period to any single person, entity, or group, each of the Principal Shareholders is obligated to first offer to UPS the right to purchase such shares of stock (in excess of 533,333) on the same terms and conditions as are offered to the other person, entity, or group.

This right of first offer remains in effect until October 3, 1995, but does not apply to certain sales made under SEC Rule 144 and does not apply to any Principal Shareholder whose ownership of MBE stock decreases to 400,000 shares or less.


The right of first offer is more fully described in Section 6.09 of the UPS Stock Purchase Agreement and reference should be made to the Agreement for a definitive statement of that right.


                     ITEM NO. 1 - ELECTION OF DIRECTORS

Seven Directors are to be elected. Five of the nominees for Director were elected as Directors at the last Annual Meeting of Shareholders.

At the last Board of Directors Meeting on May 23, 1995, the Board amended the Bylaws to increase the number of authorized directors from six to seven. Accordingly, an additional nominee has been selected by the Nominating Committee for election to the Board. In addition, Director Richard J. Greene, who was originally appointed to the Board by UPS under a stock purchase agreement, will not stand for reelection to the Board. Another nominee, Joel Rossman, has been proposed by UPS and approved by the Nominating Committee to stand for election to the Board. The Board will continue to consider qualified candidates to fill the positions of Director in the future.

Directors serve for a term of one year and until their successors are duly elected and qualified. Officers serve at the pleasure of the Board. During the fiscal year ended April 30, 1995, the Company's Board of Directors held four meetings, and each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.


Committees of the Board include an Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee, the functions and membership of which are described below.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations as prescribed by California law, during the interval between regular Board meetings.

The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for and scope of the independent auditors' examination, meeting with the independent auditors, the Board of Directors and certain Officers of the Company to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board.

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries and bonuses to be paid to Officers of the Company. The Compensation Committee also serves as the Stock Option Committee, which is responsible for the administration of the Company's Stock Option Plan and the grant of options under the Plan.

The Nominating Committee's function is to identify and propose to the full Board nominees to fill vacancies on the Board as they occur. The Nominating Committee will consider persons brought to its attention by Officers, Directors and Shareholders. Proposals may be addressed to the Nominating Committee and mailed to the attention of the Secretary of the Company.

The members of the Executive Committee and Nominating Committee are Directors Michael Dooling, Anthony W. DeSio, and James F. Kelly, and the members of the Audit Committee and Compensation Committee are Directors Michael
Dooling, James F. Kelly, and Richard Greene.

The Audit, Compensation, and Nominating Committees each met once during the fiscal year ended April 30, 1995. The Executive Committee did not meet during the fiscal year ended April 30, 1995.



              SECURITY OWNERSHIP BY DIRECTORS AND MANAGEMENT

Set forth below are the beneficial shareholdings, as of April 30, 1995, of the common stock of the Company held by the Directors, nominees for Director, and named executive officers and Directors and executive officers as a group.
                                   Shares of                 Percentage
                                   Common Stock              of Common
                                   Owned                     Stock
Name                               Beneficially              Outstanding
Michael Dooling                      683,674 <F1>              5.7%
6060 Cornerstone Court
San Diego, CA 92121

Anthony W. DeSio                   1,570,166 <F2>             13.2%
6060 Cornerstone Court
San Diego, CA 92121

Robert J. DeSio                      159,210 <F3>              1.3%

Joel Rossman                               0 <F4>               --

James F. Kelly                        33,652                     *

Daniel L. La Marche                   79,566 <F5>                *

Gary S. Grahn                         87,000 <F6>                *

Bruce M. Rosenberg                   138,602 <F7>              1.2%

Kenneth C. Sully                      49,000 <F8>                *

Directors and Execu-               2,987,872 <F9>               25%
tive Officers as a
Group (11 persons)

Directors, Executive               4,798,839 <F10>            40.2%
Officers and 10%
Shareholders as a Group

* Represents less than one percent (1%) of the Common Stock Outstanding

<F1>
1. Includes 221,498 shares held by Mr. Dooling as General Partner of Jacaranda Partners, and 8,912 shares held by Mr. Dooling's children over which Mr. Dooling's wife retains sole voting control. Mr. Dooling disclaims beneficial ownership of the shares held by his children. The remainder of the shares are held in the Dooling family trust of which Mr. Dooling and his wife are trustees and have voting investment control.

<F2>
2. Includes 494,071 shares held by Mr. A.W. DeSio's wife and 463,631 shares held by the A.W. and Delores DeSio Trust. Mr. DeSio disclaims all beneficial interests in shares held by his wife and one-half of all beneficial interests in shares held by the Trust. Also includes stock options under which Mr. A.W. DeSio has a right to acquire 285,160 of such shares pursuant to incentive stock options which are currently exercisable as to 130,233 of the shares covered thereby.

<F3>
3. Mr. R.J. DeSio has a right to acquire 140,170 of such shares pursuant to incentive stock options which are currently exercisable as to 85,208 of the shares covered thereby.

<F4>
4. Mr. Rossman is Vice President of Business Development at United Parcel Service of America, Inc. (UPS). UPS owns 1,810,967 shares of stock. Mr. Rossman does not have or share the voting or investment power with respect to any such shares and disclaims beneficial ownership of all such shares.

<F5>
5. These shares are held in the La Marche Family Trust, of which Mr. La Marche is co-trustee with his wife and over which Mr. La Marche and his wife have voting and investment control.

<F6>
6. Gary S. Grahn has a right to acquire 85,000 of such shares pursuant to incentive stock options which are currently exercisable as to 22,500 of the shares covered thereby.

<F7>
7. Bruce M. Rosenberg has a right to acquire 127,893 of such shares pursuant to incentive stock options which are currently exercisable as to 72,639 of the shares covered thereby.

<F8>
8. Kenneth C. Sully has a right to acquire 49,000 of such shares pursuant to incentive stock options which are currently exercisable as to 44,000 of the shares covered thereby.

<F9>
9. Includes 874,225 shares which may be acquired by the Directors and Officers as a group, under incentive stock options, of which options for 443,012 shares are currently exercisable by all Directors and Officers as a group.

<F10>
10.    Includes options to acquire stock as described in footnote 9 above.

Unless otherwise instructed by the Proxy, the shares represented by Proxies on the accompanying form will be voted "FOR" the seven nominees named herein for election by holders of Common Stock. In the event additional persons are nominated, the proxyholders may cumulate and cast their votes, in their discretion, among all or less than all of the above nominees or substitute nominees in such proportions as the proxyholders see fit. The proxies cannot be voted for a greater number of persons than the number of nominees herein. Should any nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board.


BIOGRAPHICAL INFORMATION: The following biographical information is furnished with respect to nominees for election as Directors.

Michael Dooling, 50, was elected Chairman of the Board of Directors of Mail Boxes Etc. in May 1990. He has been a director since August 1987 and was elected Vice Chairman of the Board in August 1988. Mr. Dooling has been the General Partner of Jacaranda Partners, an investment partnership, since January 1987.

Anthony W. DeSio, 65, was elected Vice Chairman of the Board of Directors of Mail Boxes Etc. in May 1990, and has been a director, President and Chief Executive Officer of Mail Boxes Etc. since November 1983. He has also been President, Chief Executive Officer, and a Director of Mail Boxes Etc. USA, Inc., a wholly-owned subsidiary of the Company, since January 1981. Prior to that time, he was employed at The Brokerage, a San Diego business brokerage
firm.   Mr. DeSio has held various management positions with Linkabit
Corporation, Western Union, General Electric Company and Lockheed Aircraft Corporation. He spent two years in Washington, D.C., as a Presidential interchange executive assigned to the Executive Office of the President of the United States. Mr. DeSio is currently on the Board of Directors of the Dwyer Group, a publicly traded franchising enterprise, located in Texas. Anthony DeSio is the brother of Robert DeSio.

Robert J. DeSio, 60, has been a Director of Mail Boxes Etc. since July 1985 and is also Vice President of Franchise Services for Mail Boxes Etc. USA, Inc., the Company's wholly-owned franchising subsidiary. From 1980 until joining the Company in January 1983, Mr. R.J. DeSio owned and operated two MBE Service Center franchises in San Diego and Oceanside, California. Mr. DeSio has been in management of retail stores for over 25 years. Robert DeSio is the brother of Anthony DeSio.

Joel Rossman, 42, has been selected as a nominee for the Board of Directors of Mail Boxes Etc. pursuant to the Stock Purchase Agreement with United Parcel Service of America, Inc. ("UPS"). Mr. Rossman is Vice President of Business Development at UPS, the world's largest package delivery company, headquartered in Atlanta, Georgia. Mr. Rossman joined UPS in 1970 and has held various operational assignments, including District Sales Manager and Director of Business Development for UPS in the Company's Asia Pacific Region.

James F. Kelly, 57, has been a Director of Mail Boxes Etc. since January 1986. Mr. Kelly is Chairman and Chief Executive Officer of Kelly, Anderson, Pethick & Associates, Inc., a Washington, D.C. based management consulting firm. Prior to founding his management consulting firm in July 1984, Mr. Kelly served five years as Deputy Associate Director of the U.S. Office of Management and Budget (OMB) and five years as Director of Administrative Management Policy at the U.S. Department of Interior.

Daniel L. La Marche, 66, has been a director of Mail Boxes Etc. since August 1985. Prior to joining the Company, Mr. La Marche served 15 years as President and Chief Executive Officer of American Malleable Castings of Marion, Ohio ("AMC"), resigning from that Company in 1985. Mr. La Marche was a Vice President and Secretary at Mail Boxes Etc. from 1985 to 1986. From 1986 through 1990, Mr. La Marche was president and chief executive officer of Integrated Marketing and Insurance Services, located in San Diego, California, and since January 1991, has been acting as a consultant to that firm.

Harry Casari, 59, has been selected as a nominee for the Board of Directors of Mail Boxes Etc. by the Company's Nominating Committee. Mr. Casari is a CPA and private investor. He was a partner at Ernst & Young LLP until his retirement in September 1994. Mr. Casari was associated with Ernst & Young for over 25 years. Mr. Casari is currently on the board of directors of Infrasonics, Inc., Cohu, Inc., and ReadiCare, Inc., all of which are publicly traded companies located in San Diego, California.


Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR the nominees listed above.



                        EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the next four most highly compensated executive officers ("Named Executives") of the Company, for fiscal years ending April 30, 1995, 1994 and 1993.

Summary Compensation Table:                                                  Long-Term
                                                                            Compensation
                                                Annual Compensation            Awards
                         Fiscal     --------------------------------------  ------------
Name and                 Year                              Other              Stock          All Other
Principal                Ended      Salary     Bonus       Annual            Options       Compensation
Position                April 30     ($)        ($)     Compensation <F11>     (#)             ($)
A.W. DeSio                1995      248,458    66,000      20,444             10,000          3,485 <F12>
President, CEO
and Vice Chairman         1994      226,633    25,000      46,320             30,000          3,036
of the Board
                          1993      211,484    48,491      18,199             45,000          2,712


Robert J. DeSio           1995       86,238    22,500       7,794             15,000            ---
Vice President -
Franchise Services        1994       79,366    10,500       7,911             17,000            ---
Director of Board
                          1993       75,941    16,000      10,152             20,000            ---


Gary S. Grahn             1995       89,655    26,000      10,109             15,000            ---
Vice President and
Chief Financial           1994       80,765    14,000       5,311             25,000            ---
Officer
                          1993       60,004    20,000       1,010             20,000            ---


Bruce M. Rosenberg        1995       86,218    24,000      14,483             15,000            ---
Vice President,
General Counsel and       1994       78,851    11,000       8,766             17,000            ---
Secretary
                          1993       75,028    18,000      12,262             20,000            ---


Kenneth C. Sully *        1995      89,507     21,000      14,215             20,000            ---
Vice President -
Franchise Development     1994      77,751     11,000       8,601             20,000            ---

                          1993      71,273     21,000       9,997             20,000            ---

* Mr. Sully resigned from his position with the Company effective April 30, 1995.

<F11>
This amount includes employer matchin contributions and profit sharing under the Company's 401(k) Plan and payments for unused vacation and/or sick leave.

<F12>
These amounts are the value of the Company's contributions for the purchase of a split dollar life insurance policy.


                           Option Grants in FY1995

Information concerning FY1995 grants to and exercises by the Chief Executive Officer and the other Named Executives is provided below.

Individual Grants:
                                                                               Potential
                                                                            Realizable Value
                                   % of Total                                  at Assumed
                                    Options                                  Annual Rates of
                       Options      Granted     Exercise                       Stock Price
                       Granted        to         Price      Expriation       Appreciation for
Name                  (#) <F13>    Employees     ($/Sh)        Date          Option Term <F14>
                                                                               5%         10%
A.W. DeSio             10,000         6%          6.81        8/1/04         42,800     108,500
Robert J. DeSio        15,000         9%          6.81        8/1/04         64,200     162,750
Gary S. Grahn          15,000         9%          6.81        8/1/04         64,200     162,750
Bruce M. Rosenberg     15,000         9%          6.81        8/1/04         64,200     162,750
Kenneth C. Sully       20,000        12%          6.81        8/1/04         85,600     217,000

<F13>
Under the terms of the 1985 Stock Option Plan, the per share option price is the fair market value of MBE stock on the date of grant, and the term of an option is ten years. The options vest at a rate of 25% per year and expire ten years after the date of grant. The exercise price may be paid by cash or delivery of already owned shares. All grants of options include a "reload" feature which permits the optionee to pay the exercise price by tendering MBE common stock to the Company, which in turn gives the optionee the right to purchase the same number of shares tendered, at a price equal to the fair market value on the exercise date. Under the Plan, all options will also vest immediately in the event of the optionee's disability or death and in the event that the Company enters into an agreement to dispose of all or substantially all of the assets of the corporation or if there is a change in control of the stock of the corporation.

<F14>
As required by the Securities and Exchange Commission, the dollar amounts in the last two columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. These assumed rates of appreciation applied to the price on the date of the award of these options would result in a Common Stock price on August 1, 2004, of $11.09 an $17.66, respectively. If these price appreciation assumptions are applied to all of the Company's outstanding Common Stock on the date of such award, such as Common Stock would appreciate in the aggregate by approximately $47,350,000 and $120,000,000, respectively, over the ten-year period ending on August 1, 2004. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES FY1995
               AND FISCAL YEAR END OPTION/SAR VALUES
                                                        Number of                  Value of Unexercised
                                                       Unexercised                     In-the-Money
                        Shares                        Options/SARs                     Options/SARS
                       Acquired       Value           at FY End (#)                   at FY End ($) *
                      on Exercise    Realized
Name                     (#)           ($)      Exercisable   Unexercisable      Exercisable  Unexercisable
A.W. DeSio             140,000       438,800      90,114        195,016             30,396       157,000
Robert J. DeSio          -0-           -0-        70,958         69,212            176,386        91,328
Gary S. Grahn            -0-           -0-        43,750         41,250              -0-          96,800
Bruce M. Rosenberg       -0-           -0-        72,639         55,254             99,341        96,800
Kenneth C. Sully         -0-           -0-        59,000         30,000             19,350        69,875


* Values were calculated based on a closing market price of $10.13 for MBE common stock on April 28, 1995.


                              PERFORMANCE GRAPH

The following table and graph shows a comparison of five year cumulative total return to shareholders for the Company, Standard & Poor's (S&P") 500 Stock Index, S&P Small Cap 600 Stock Index, and the Nasdaq Retail index, which is a composite index selected by the Company for the period of five fiscal years commencing May 1, 1990 and ended April 30, 1995. The S&P Small Cap 600 Stock Index has only recently become available and is included for the first time as another comparative index. The Company intends in future years to show comparisons with only the S&P 500 index and the S&P Small Cap 600 index, and to omit the Nasdaq retail index. Accordingly, all three indexes are shown for the current year, but the Company intends to show only two comparative indexes in the future.

                    5/1/90   4/30/91   4/30/92   4/30/93   4/30/94   4/30/95
     MBE             $100     $154      $249      $197      $114      $140
   S&P 500            100      118       134       147       154       181
S&P SMALLCAP 600      100      106       126       149       170       181
   NASDAQ             100      138       167       156       171       166
 Retail Index


Notes:        (1)    Assumes $100 invested on May 1, 1990 in MBE Common Stock
                     and each of the indexes and that all dividends were reinvested.


                           EMPLOYMENT CONTRACTS

On April 29, 1992, the Company and Anthony W. DeSio agreed to extend the term of the written employment agreement under which Mr. A. W. DeSio is employed as the Company's President and Chief Executive Officer. The renewed agreement extended from May 1, 1991 and provides that Mr. DeSio would be employed as the Company's CEO, until April 30, 1996.

Under the agreement, Mr. DeSio received a base salary of $248,458 in fiscal year 1995. In addition, the agreement provides for an annual bonus payment based on the percentage increase in earnings per share (EPS) of the Company's common stock. As additional long term compensation, Mr. DeSio is entitled to receive incentive stock options under the Company's stock option plan, in an amount to be determined by the Board of Directors, at a price equal to the fair market value of the stock on the date of grant.

Under the employment agreement, the Company also agreed to obtain a split dollar life insurance policy for the benefit of Mr. A. W. DeSio in an amount which is to be determined and reviewed on an annual basis by the Compensation Committee and the Board. The Company will retain an equity interest in the policy to the extent of its contributions. The intended face value of the policy is approximately $5 million. In FY1993 and FY1994, the Company contributed an aggregate of $200,000 towards the funding of the policy, and in FY1995, the Company contributed $100,000 towards funding the policy. For the subsequent five years, through FY2000, the Company intends to contribute amounts of approximately $100,000 per year to fund the policy provided that the cash value of the Company's interest in the policy is equal to its contributions and none of such contributions will have any negative impact on the Company's earnings. At the end of FY2000, the policy is expected to be fully funded, and no further contributions are contemplated.

Following his employment as CEO, or his election to take earlier retirement, the agreement provides that Mr. DeSio is to be retained as a consultant to the Company for a period of 5 years. Under the consulting provisions of the agreement, Mr. DeSio would be available to provide consulting services as specified by the Board of not more than 20 hours per week. Mr. DeSio's compensation under the consulting agreement would be one half of the base pay that was in effect on the date of termination of his full-time employment. During the consulting phase, a bonus payment would be established by the Board of Directors, instead of the formula for bonuses based on increases in EPS as described above.



                    COMPENSATION COMMITTEE REPORT ON
                         EXECUTIVE COMPENSATION

The Compensation Committee ("Committee") of the Company's Board of Directors is comprised of 3 directors who are not employees of the Company. The Committee determines the CEO's compensation and, upon recommendation of the CEO, reviews and approves all executive officers' compensation, including salary, bonus payments, and awards under the Company's stock option plan. The Committee has provided the following report on the CEO's compensation, the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation.

Overall Philosophy

The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and should support the Company's business strategy and long-term goals and should enhance shareholder value. Under the guidance of the Committee, compensation policies have been designed that the Committee believes link executive compensation to the attainment of the Company's specific goals, and which will allow the Company to attract and retain those executives critical to the long-term success of the Company by recognizing and rewarding their contributions. The key elements of executive compensation are base salary, annual incentive awards, and stock options.


Base Salary

In April 1992, the Board of Directors agreed to extend the written employment agreement for the Company's CEO, A. W. DeSio. At that time, the Committee reviewed and established the base salary of the CEO based on a combination of factors, including revenue growth, asset growth, earnings per share growth, return on equity, and comparison to executive compensation in other comparable growth companies. In accordance with the Agreement, Mr. A. W. DeSio's base compensation was $248,458 for FY1995.

The Committee also reviews and approves the salary levels and annual adjustments for the other executive officers of the Company. The salary levels for the other officers are based on the performance of each Officer, while taking into consideration the performance of the Company as measured by a combination of factors specified above.


Annual Bonus Plan

The annual bonus plan for the officers of the Company is designed to closely align the interests of the officers with the interests of the shareholders of the Company. As set forth in Mr. A. W. DeSio's employment agreement, an annual bonus is paid to the CEO in accordance with the growth in earnings per share (EPS) of the Company's common stock. In addition, in the event that there is no growth in earnings per share over the prior year, but there is still substantial net income, the Committee has decided to pay a discretionary bonus to the CEO and other officers, which is less than the bonus otherwise received. So that the interests of the other officers are similarly aligned, the officers are also eligible to receive annual bonuses in accordance with the increase in earnings per share, with adjustments made by the CEO to each individual officer's bonus, as well as discretionary bonuses based on net income.

Based on the previously described bonus arrangements, the CEO's bonus for FY1995 was $66,000.


Stock Options

The Committee believes that there is a strong correlation between stock ownership and management performance. Accordingly, one of the major components of the officers' compensation is from the grant of stock options which helps to align their interests with those of the shareholders. In addition, the grant of stock options may sometimes be used as an additional incentive to encourage extraordinary efforts by management or individual officers.

Stock options are classified as long-term incentives and are intended to link the long-term interests of the executive with those of the Company's shareholders. Stock options will provide value to the optionee only when the price of MBE stock increases above the option price. All options are granted at fair market value, vest at the rate of 25% per year, and expire either five years after vesting or ten years after grant. The number of options granted is within the discretion of the Compensation Committee, which does consider the number of options granted in previous years.

Based on the guidelines described above, Mr. A. W. DeSio was granted options to buy 10,000 shares in August 1994.

                                        Compensation Committee

                                        James F. Kelly, Chairman
                                        Michael Dooling
                                        Richard J. Greene



                      REIMBURSEMENT OF DIRECTORS

Directors receive fees of $1,750 plus expenses for each meeting attended. In addition, members of the Executive Committee, Audit Committee, and Compensation Committee receive $1,500 per year (and the Compensation Committee Chairman receives $2,750 per year). No fees are paid to members of the Nominating Committee. Directors who are also employees receive no compensation for performing their duties as Directors.

Under the Stock Option Plan for Non-Employee ("Outside") Directors which was approved by the Board on May 23, 1995 and is being presented to the shareholders for approval, the outside directors will forego all future compensation in connection with attendance at Board meetings and will only receive a one-time grant of stock options, which will vest over a five year period. The term of the Plan is five years, and any new director who is appointed or elected to the Board in the future, but prior to December 31, 2000, will also receive a one-time grant of stock options at the then current market price.



                       COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's equity securities to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC"). Directors, officers and greater than 10% Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal year 1995 its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Anthony W. DeSio, acquired 64,233 shares through the exercise of stock options on May 2, 1994, but did not file a Form 4 until July 8, 1994.


                       TRANSACTIONS WITH MANAGEMENT

The Company is currently involved in two transactions with Ralph Askar, who assumed the position of Vice President - Franchise Development in June 1995.

Before assuming that position, Mr. Askar had owned the MBE Area Franchise for the state of Colorado for over seven years. In January 1995, the Company repurchased the Colorado Area Franchise from Mr. Askar for the sum of $1.7 million. Mr. Askar received an $800,000 initial payment, with the balance of $900,000 to be paid over ten years at an interest rate of 8%.

In May 1995, in connection with Mr. Askar's acceptance of his position as Vice President of Franchise Development, the Company loaned Mr. Askar $200,000 to assist him in the purchase of his primary residence in San Diego. That loan, made under a note which bears interest at 9%, is due and payable in six months.



              ITEM NO. 2 - APPROVAL OF THE MAIL BOXES ETC. 1995
                         EMPLOYEE STOCK OPTION PLAN

There will be presented to the meeting a proposal to adopt the 1995 Employee Stock Option Plan (the "Plan"). The Plan will replace the 1985 Employee Stock Option Plan which, by its terms, expires on March 12, 1996. The Company's experience with stock options has convinced the Board of Directors of the important role of stock options in attracting and retaining the services of experienced and qualified employees and in encouraging such employees to have a greater financial investment in the Company.


Summary of the Stock Option Plan

The following is a summary description of the Stock Option Plan and is qualified in its entirety by reference to the text of the Stock Option Plan which is set forth as Appendix A to this Proxy Statement.

       Purpose. The purpose of the Stock Option Plan is to provide increased incentives to employees, to encourage new employees to become affiliated with the Company and to associate more closely the interests of such persons with those of the Company.

       Administration. The Stock Option Plan is administered by the Compensation Committee, ("Committee") which consists of at least two members appointed by the Board of Directors. No member of the Committee is eligible to participate in the Stock Option Plan, nor may any person be appointed to the Committee unless he or she was not eligible to participate in the Stock Option Plan or any other plan of the Company at any time within the one-year period immediately prior to such appointment as provided in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Subject to the express provisions of the Stock Option Plan, the Committee has the authority and sole discretion to determine those employees of the Company to whom options are granted under the Stock Option Plan, the number of shares covered by and the terms and conditions of the options to be granted, and the time or times when options are granted. The Committee also has authority to alter any restrictions or conditions upon options, adopt rules and regulations, and make all other determinations deemed necessary or desirable for the administration of the Stock Option Plan.

       Eligible Participants. Options under the Stock Option Plan may only be granted to those employees of the Company and its subsidiaries who are compensated through the payment of an annual salary.


       Shares Subject to the Stock Option Plan. If the proposed Plan is approved by the stockholders at the Meeting, a total of 3,000,000 shares of Common Stock will be issuable upon exercise of options granted or which may be granted under the Stock Option Plan. The shares of Common Stock to be issued upon exercise of options granted under the Stock Option Plan will be authorized and unissued shares. If any option granted under the Stock Option Plan expires or terminates for any reason without having been exercised in full, the remaining shares covered thereby will be available for grant under additional options under the Stock Option Plan.


       Stock Options. The Committee may grant either Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which are not qualified as Incentive Stock Options.

       Limitation on Grant of Options. The aggregate fair market value of the Common Stock (determined as of the time of the grant of any option designated as an Incentive Stock Option) with respect to which options designated as Incentive Stock Options are exercisable for the first time by an employee during any calendar year, may not exceed $100,000.


       Option Price. The price at which any shares of Common Stock may be purchased pursuant to the exercise of an option granted under the Stock Option Plan is fixed by the Committee. In the case of an Incentive Stock Option, the purchase price may not be less than the fair market value of the Common Stock on the date of grant of the option (or, in the case of holders of at least 10% of the Company's outstanding Common Stock, 110% of the fair market value on such date), without regard to any restrictions other than those restrictions which by their terms will never lapse.

       Exercise of Options. Each option granted under the Stock Option Plan shall continue in effect for such period as the Committee shall determine, provided that no option, or installment thereof, may be exercisable subsequent to ten years from the date of grant (five years from the date of grant in the case of options issued to 10% stockholders). No option may be exercisable beyond three months after the date upon which the option holder ceases to be an employee of the Company, except that in the event of termination of employment by reason of death or disability, the option may be exercised by the holder or his legal representative for a period of up to three years after termination of employment. If an option holder ceases to be an employee of the Company for any reason other than retirement or death, such option will terminate as of the date of cessation of employment.

The purchase price for the shares of Common Stock may be paid in cash, by deferred payment approved by the Committee, by delivery of shares of Common Stock, or any combination of cash and Common Stock as the Committee may permit. The Company may require as a condition to the exercise of an option, that the option holder pay the amount of any tax which the Committee determines is required to be withheld.

       Transfer Restrictions. An option is exercisable only by the holder during his or her lifetime, and no option is assignable or transferable by the holder except by will or the laws of descent and distribution.

       Changes in Common Stock. If the Company is a party to any merger, consolidation, purchase of property or stock, separation or reorganization or liquidation, the Board of Directors (or if the Company is not the surviving corporation, the board of directors of the surviving corporation) has the authority to make arrangements, which will be binding on option holders, for the substitution of new options for, or the arrangements, which will be binding on option holders, for the substitution of new options for, or the assumption by another corporation of, any options then outstanding under the Stock Option Plan.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in Corporate structure affecting the Common Stock, the Committee will conclusively determine the appropriate adjustment to be made in the exercise prices of outstanding options and in the number and kind of shares as to which outstanding options will be exercisable.

In the event of any of the foregoing transactions, the total number of shares of Common Stock on which options may be granted under the Stock Option Plan will be appropriately adjusted by the Committee.


       Indemnity. Neither the Board of Directors nor the Committee, nor any employees of the Company shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities under the Stock Option Plan. The Company has agreed to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company in respect of any claim, loss, damage or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

       Amendment, Termination and Duration of the Stock Option Plan. The Board of Directors may amend, suspend or terminate the Stock Option Plan in whole or in part. The Board may not, however, materially increase the benefits accruing to option holders, increase the number of shares of Common Stock reserved for issuance pursuant to the Stock Option Plan or materially modify the requirements to be a participant in the Stock Option Plan without stockholder approval. Except as otherwise provided in the Stock Option Plan, no amendment, suspension or termination of the Stock Option Plan may affect the rights of any option holder without such option holder's consent. The Stock Option Plan will terminate on May 22, 2005. No option may be granted under the Stock Option Plan thereafter, but such termination will not affect the validity of options granted prior to the date of termination.

       Federal Income Tax Consequences. The grant of an incentive stock option or a nonqualified stock option would not result in income for the option holder or in a deduction for the Company.

The exercise of a nonqualified stock option would result in ordinary income for the option holder and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required. The exercise of an incentive stock option would not result in income for the option holder if the holder (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the employee disposes of the shares prior to the expiration of either of the holding periods, the employee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.


Shareholder Approval

       The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented and voted at the Meeting is required for approval of the 1995 Employee Stock Option Plan.

Recommendation of the Board of Directors

       The Board of Directors recommends that the shareholders vote FOR approval of the Employee Stock Option Plan.



     ITEM NO. 3 - APPROVAL OF MAIL BOXES ETC. 1995 STOCK OPTION PLAN
                  FOR NON-EMPLOYEE ("OUTSIDE") DIRECTORS


       On May 23, 1995, the Board of Directors adopted, subject to approval by the Company's stockholders, the 1995 Stock Option Plan for Non-Employee ("Outside") Directors (the "Plan"). Outside Directors are directors who are not employees of the Company, or any of its subsidiaries or affiliates.
Under the Plan, all Outside Directors will forego all of their ordinary cash compensation which they receive for attendance at Board meetings, and, instead receive only stock options. The Outside Directors serving on various Committees would still receive cash compensation for Committee service. Currently, that compensation ranges in amounts from $1,500 to $2,750 per year. See page 21 of this proxy statement for a further explanation of the compensation paid to Directors.

       The Board believes that this Plan will also assist the Company in attracting, retaining and compensating outside directors and provide them with a personal financial stake in the Company. The Board also believes the Plan will be beneficial to the Company and its stockholders by underscoring the common interests of the Directors with stockholders in increasing the value of the Company's stock over the long term.

       If the Plan is approved by the shareholders, the Board intends to eliminate all other cash compensation ordinarily payable to the Outside Directors, except for out-of-pocket expenses and cash compensation paid to those directors for service on the Board Committees, as described under "Reimbursement of Directors, at page 21."

Description of the Plan

       The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix B.

       If approved by the Company's stockholders, the Plan will provide for a single one-time grant of options to purchase 20,000 shares of Common Stock (subject to adjustment as provided in the Plan) to each current Outside Director who has been nominated or renominated for election to the Board.
For Fiscal Year 1996, the Plan would provide a grant of options to Messrs. Dooling, Kelly, La Marche, Casari, and Rossman. The grant to Mr. Rossman would be beneficially assigned to United Parcel Service and all beneficial interests in those options would accrue to UPS directly. Each option grant will vest in equal installments over five years, have a ten-year term, and will permit the holder to purchase shares at their fair market value on the date the option was granted. Payment for shares to the Company may be in cash, Common Stock, or a combination thereof. The Plan will expire, unless earlier terminated, on December 31, 2000.

       Option grants under the Plan have been made as of May 23, 1995, the date of approval of the Plan by the Board, subject to final approval by the Shareholders. If the Plan is not approved by the shareholders, all option grants will be immediately rescinded.

       The following table sets forth summary information concerning the value of option grants to all eligible Outside Directors under the Plan, based on the assumption that such grants have been made on May 23, 1995, at the closing price of $8.25 per share.

                  OUTSIDE DIRECTOR STOCK OPTION PLAN BENEFITS
                                          Number of
       Plan Participant                 Stock Options          Dollar Value
       ----------------                 -------------          ------------
       Michael Dooling                     20,000               $25,000
       James F. Kelly                      20,000                25,000
       Daniel L. La Marche                 20,000                25,000
       Harry Casari                        20,000                25,000
       Joel Rossman                        20,000                25,000

       The dollar value shown above reflects the increase of $1.25 in the fair market value of the Common Stock between May 23, 1995, the date of grant, and June 30, 1995, when the closing price of the stock was $9.50 per share.

       All options will expire ten years after the date of grant, subject to Plan provisions relating to permanent disability or death. If a participating director terminates service on the Board as the result of permanent disability or death, all previously granted options will become immediately exercisable, but must be exercised within three years of such termination of service, and in any event within ten years of grant. If a participating director terminates service on the Board for any reason other than permanent disability or death, his or her outstanding options may be exercised only to the extent that they were exercisable at the time of such termination and expire three months after such termination. Each option will be non-assignable and non-transferable other than by will or the laws of descent and distribution.

       An aggregate of 260,000 shares of common stock will be subject to the Plan. Shares subject to options that terminate unexercised will be available for future option grants. Adjustments will be made in the number and kind of shares subject to the Plan and outstanding options, and in the purchase price of outstanding options, in the event of any change in the Company's outstanding shares by reason of any stock split or stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.


Administration

       The Plan will be administered by the Board of Directors or a Committee appointed by the Board. The Board or Committee will be authorized to interpret the Plan, establish and amend rules relating to the Plan and make other determinations necessary or advisable for the administration of the Plan, but will have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each grant or the purchase price for shares subject to option. The Board or Committee will also have no authority to increase Plan benefits materially.


       The Board or Committee may terminate the Plan at any time or amend it in whole or in part, except that the provisions specifying amounts, pricing and timing of grants may not be amended other than to comport with specified changes in applicable law. In addition, any amendment that increases the number of shares subject to the Plan or to any option or extends the period during which options may be granted will require approval by the Company's stockholders.


Certain Federal Income Tax Considerations

       The options granted under the Plan will be non-statutory ("non-qualified") options not intended to qualify under Section 422 of the Internal Revenue Code. The grant of non-qualified options will not result in taxable income to the director or a tax deduction for the Company. The exercise of a non-qualified option will result in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option price) and their fair market value on the date the option was exercised.

Shareholder Approval

       The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented and voted at the Meeting is required for approval of the Stock Option Plan for Outside Directors.

Recommendation of the Board of Directors

       The Board of Directors recommends that the shareholders vote FOR approval of the Stock Option Plan for Outside Directors.



                 ITEM NO. 4 - RATIFICATION OF SELECTION OF
                            INDEPENDENT AUDITORS

The firm of Ernst & Young LLP was selected by the Audit Committee of the Board of Directors to serve as independent auditors for the Company with respect to the fiscal year ending April 30, 1996.

A resolution will be presented to the meeting for ratification by shareholders of the Company of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the books and records of the Company for fiscal year 1996 and to perform other appropriate services. If the shareholders do not approve the proposal, the Board of Directors will reconsider its actions with respect to the appointment of independent auditors. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders.

It is expected that one or more representatives of Ernst & Young LLP will be present at the meeting. The representative will have the opportunity to make a statement and to respond to appropriate questions.

Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year 1996.


                           OTHER BUSINESS

The Company does not know of matters other than the foregoing that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares represented by the Proxies in accordance with their best judgement.

The Company bears the cost of this solicitation. Proxies may be solicited by mail, telephone, telegraph or personally by Directors, officers or regular employees of the Company without remuneration other than normal employees' salaries. The Company will reimburse persons holding shares in their names or in the names of their nominees for expenses of forwarding proxy materials to their principals. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in forwarding the Board's soliciting material to the Company's beneficial shareholders.



              SHAREHOLDER PROPOSALS FOR 1996 PROXY STATEMENT

       Shareholders may submit proposals to be considered for inclusion in the Company's proxy statement for next year's annual meeting of shareholders, consistent with the regulations of the Securities and Exchange Commission. Such proposals must be received by the Secretary of the Company not earlier than February 15, 1996 and not later than March 15, 1996.

                                    By Order of the Board of Directors



                                    Bruce M. Rosenberg
                                    Vice President, General Counsel
                                        and Secretary



                                    July 14, 1995



                             APPENDIX A


                           MAIL BOXES ETC.

                   1995 EMPLOYEE STOCK OPTION PLAN



       A Stock Option Plan is hereby adopted for the benefit of officers and key employees of Mail Boxes Etc. and its subsidiaries, hereinafter sometimes referred to, collectively, as the "Company".

1. Purpose. The purpose of the Plan is to advance the growth and prosperity of the Company and its shareholders by providing for officers and key management employees an incentive to serve and to continue service with the Company. By encouraging such officers and key management employees to become owners of the stock of Mail Boxes Etc., the Company seeks to attract and retain in its employ people with training, experience and ability, and to furnish additional incentive to employees upon whose judgment, initiative and efforts the successful conduct of its business depends. It is the intention of the Company that this objective will be accomplished through the granting of incentive stock options and non-qualified stock options to officers and key employees. Nothing contained in this Plan or the related Stock Option Agreements shall be deemed to confer any rights upon the holder of the option to be employed by the Company for any period of specific duration.

       The Compensation Committee, appointed by the Board of Directors shall have full discretion to grant stock options within the limits herein prescribed.


2.     Definitions.  As used herein:

       (a) The word "Committee" refers to the Compensation Committee of the Board of Directors of Mail Boxes Etc.

       (b)   The word "Plan" refers to the Mail Boxes Etc. 1995 Stock Option
             Plan.

       (c) The word "Company" refers to Mail Boxes Etc. and its subsidiaries. The term "subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986, as amended.

       (d) The words "option" or "options" or "stock option" or "stock options" refer generally to a stock option or options giving the optionee the right to purchase shares in Mail Boxes Etc. An "incentive stock option" is an option granted hereunder, and intended to be qualified for favorable tax treatment as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended. A "non-qualified stock option" is an option granted hereunder and intended not to qualify for favorable tax treatment as an Incentive Stock Option under
             Section 422 of the Internal Revenue Code of 1986, as amended.


       (e) The words "Eligible Employee" or "Employee" refer to officers and key employees of the Company, including newly employed executives, who may be so designated from time to time by the Committee, in its discretion, and who are compensated through the payment of an annual salary.


3. Term and Effective Date of Plan. The term of the Plan shall be for ten (10) years from its effective date, designated by the Board of Directors of Mail Boxes Etc. as May 23, 1995, if ratified and approved by a majority vote of the shares represented and voting at shareholders meeting to be held on or before May 22, 1996. Options may be granted under this Plan from and after the effective date. However, no options granted under this Plan may be exercised, and no shares shall be issued under this Plan, until the Plan is approved by the Company's shareholders. If such shareholder approval is not obtained prior to May 22, 1996, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under this Plan.


4. Shares of Stock Subject to the Plan. The shares of stock which may be issued under the Plan, on exercise of a stock option shall not exceed in the aggregate 3,000,000 shares of the Company's Common Stock, no par value. Such shares will be authorized and unissued shares. Any shares subject to an option granted under this Plan, which for any reason expires or is terminated unexercised, shall again be subject to and be available under this Plan.


5. Administration of the Plan. Within the limitations described herein, the Committee shall administer the Plan, select the Employees to whom incentive stock options, nonqualified stock options, or both, will be granted, determine the number of shares to be optioned and awarded to each Employee, determine the method of payment of option shares exercised, including deferred payment not to exceed five (5) years from the date of exercise, together with interest at times and rates determined reasonable by the Committee during the existence of the Plan, and interpret, construe and implement the provisions of the Plan. In the event the optionee tenders shares of Common Stock to the Company in payment for the exercise price of an option previously granted under the Plan, the optionee shall receive in return an incentive stock option which shall fully vest over three years from the date of grant for the number of shares of Common Stock tendered to the Company at an exercise price equal to the fair market value at which the tendered shares of Common Stock were valued when delivered to the Company. By the adoption of this Plan, the Board of Directors is delegating to the Committee (if appointed by resolution) plenary authority to administer the Plan. The Committee shall consist of not less than two members of the Board of Directors. No member of the Committee shall be eligible to receive any options under this Plan, nor may any person be appointed to the Committee unless he or she was not eligible to participate in the Plan at any time within the one-year period immediately prior to his or her appointment as provided in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan. Decisions of the Committee shall be binding on the Company and on all Employees eligible to participate in the Plan. The selection of any Employee to be a recipient of any options and the number and type of such options to be granted are subject to approval by the Committee.


6. Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, members of the Board of Directors and of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such persons were liable for negligence or misconduct in their duties; provided that within sixty
       (60) days after the institution of such action, suit or proceeding, such person shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

7. Number of Options Granted to an Eligible Employee. In addition to an initial grant to an Employee, such Employee may be granted, during the term of the Plan, additional options if in the opinion of the Committee the circumstances so warrant. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000.

8.     Stock Option Agreement.

       (a) Form. Options shall be evidenced by Stock Option Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time. The Committee, however, in its discretion may set forth in the agreements, terms and conditions more restrictive than the terms and conditions set forth in this Plan. Such agreements shall contain in substance the following terms and conditions.

       (b) Price. The purchase price per share of stock deliverable upon the exercise of an option shall be fixed by the Committee. In the case of an incentive stock option, the purchase price shall be the fair market value of the stock on the date of grant, determined without regard to any restriction other than a restriction which, by its terms, will never lapse. In the case of a grant of an incentive stock option to an individual, who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, such price shall not be less than 110% of the fair market value of such stock on the date of the granting of the option. The date of grant is the "Date of Grant" specified in the Stock Option Agreement. In the event of a grant conditioned, among other things, on shareholder ratification of this Plan, the date of such conditional grant shall be the date of grant for the purpose of this Paragraph 8.

       As used in this Plan, the term "fair market value" means the closing price of a share of the Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on the date as of which fair market value is to be determined or, if unavailable, then the price as reported by a recognized market reporting system on such date.

       (c) Number of Shares. The Stock Option Agreement shall specify the number of shares subject to the option. However, the aggregate fair market value (determined as of the time the option is granted) of the stock for which any Employee may be granted incentive stock options in any calendar year (under all stock option plans of the Company and any parent or subsidiary corporations) shall not exceed $100,000.

       (d) Exercise Dates. An option may be exercisable, in part or in full, at any time and from time to time, as determined by the Committee and set forth in the Stock Option Agreement, during a ten
       (10) year period following any grant; provided, however, that every option granted hereunder shall become exercisable in installments of not less than 25% of the shares subject to option in each of the first, second, third, and fourth years following the date of grant. In the case of a grant of an incentive stock option to an individual, who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting stock of the Company or of any parent or subsidiary corporation, such option shall not be exercisable after the expiration of five (5) years from the date such option is granted. The maturity of any option may be accelerated at the discretion of the Committee.

       (e) Exercise of Option and Time and Method of Payment. Each Employee exercising an option pursuant to a Stock Option Agreement shall notify the Secretary of the Company of the exercise thereof, in writing, and shall pay to the Secretary, in cash or by check, at the time of delivery of such notice, or, in the discretion of the Committee, on a deferred basis evidenced by a promissory note, containing such terms and subject to such security as the Committee shall determine fair and reasonable from time to time, for the total option price for the number of shares so elected, whereupon the Secretary shall cause to be issued and delivered to such Employee, as soon as practicable thereafter, a certificate of stock in the name of the Employee for the shares so purchased. The Committee, in its sole discretion, may accept payment in previously acquired Mail Boxes Etc. common stock (valued at fair market value), subject to compliance with applicable laws and regulations and such conditions as the Committee may impose. Payment may also be made, in the discretion of the Committee, by delivery (including by Fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

       Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the stock issuable upon exercise thereof and available for delivery to the Employee a prospectus meeting the requirements of Section 10(a)(3) of said Act, the option holder shall represent and warrant in writing to the Company that the shares are being purchased or acquired for investment and not with a view to the distribution thereof. In the event such a representation is required and made, the Committee may cause each certificate for the purchased shares to be endorsed with a legend evidencing the investment representation and restricting the transfer of the shares except under circumstances deemed by the Committee to be consistent with such representation.

       (f) Termination of Employment. Any Stock option which has not been exercised within ten (10) years (five (5) years in the case of an incentive stock option granted to an individual, who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting stock of the Company or of any parent or subsidiary Company) from the date of the grant shall terminate and be canceled. If the employment of an Employee terminates within the ten
       (10) year period (or five (5) year period, whichever is applicable), except as otherwise provided herein, such Employee shall have ninety
       (90) days after such termination within which to exercise the vested portion of his stock option; if termination is due to disability or death of an Employee, such Employee or his legal representative shall have three (3) years from the date of termination of employment to exercise his stock option, and, in such case, all of the Employee's stock options shall be deemed to have immediately vested upon termination of employment and may be thereafter exercised without regard to any previously specified vesting schedule. In addition, the Committee, in its discretion, may provide for shorter or longer periods not to exceed the stated option period if termination of employment is due to disability or death. In no event, however, shall the exercise occur after ten (10) years (or five (5) year period, whichever is applicable) from the date of the grant. If an Employee's employment terminates due to dishonesty or willful neglect of his duties, all of the stock options shall forthwith terminate. For purposes of this Plan, an optionee is disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

9. Recapitalization. In the event of any change in the outstanding shares of Company stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the grants thereunder, including the exercise price of outstanding options, as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 4 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan.

10. Reorganization; Change in Control. In the event that the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets of the Company or to change control of the stock of the Company ("Reorganization Agreement") by means of a sale, merger, consolidation, reorganization, liquidation, or an issuance, sale, exchange, disposition or other transfer of the voting shares of stock of the Company resulting in a person (or group of affiliated persons) becoming the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's voting stock, or otherwise (other than any reorganization, merger, or consolidation affected solely to change the Company's state of incorporation) (each a "Reorganization"), all options then outstanding shall become immediately exercisable with respect to the full number of shares subject to all such options during the period beginning on the date of the Reorganization Agreement and ending on the second day prior to the Reorganization. Upon the consummation of the Reorganization, this Plan and any unexercised options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective unless assumed pursuant to a written agreement by the successor corporation or parent or subsidiary thereof. Notwithstanding the foregoing, in the event that any Reorganization Agreement shall be terminated without consummating the Reorganization, any unexercised options that had become exercisable solely by reason of the provisions of this Section shall again become unaccrued and unexercisable as of said termination of the Reorganization Agreement. Any exercise of an option prior to said termination of the Reorganization Agreement shall remain effective notwithstanding that such option became exercisable solely by reason of the Company entering into such Agreement.

11. General Restriction. Each option shall be subject to the requirement that if at any time the Board of Directors or the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option, or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board or the Committee, an option may not be exercised until the optionee has delivered an investment letter to the Company.

12. Rights as a Shareholder. The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the issuance of a stock certificate to him or her for such shares, except that the Company shall provide option holders an annual report in the form provided by the Company to its shareholders.
       Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. The Committee and the Board of Directors agree to use their best efforts to secure prompt issuance of stock certificates following full performance of exercise duties by any optionee.

13. Non-Assignability of Options. No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code. During the life of the recipient, the option shall be exercisable only by him or her, or the duly appointed legal representative of an incompetent option holder.

14. No Employment Rights. Nothing in the Plan shall confer upon the Option holder any right to continue employment with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing such person) or of the Option holder, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

15. Withholding Taxes. Whenever under the Plan shares are to be issued or cash is to be paid in satisfaction of options granted thereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or payment of such cash.


16. Amendment of the Plan. The Plan may, at any time or from time to time, be terminated, modified or amended by a majority vote of the shareholders of the Company. The Board of Directors may, at any time and from time to time, modify or amend the Plan in any respect, except that without shareholder approval, the Board of Directors may not materially increase the benefits accruing to participants under the Plan, materially increase the number of shares which may be issued under the Plan (other than increases due to changes in capitalization) or materially modify the requirements as to eligibility for participation in the Plan. The termination, modification, or amendment of the Plan shall not, without the consent of an employee, affect his or her rights under an option previously granted to him or her. With the consent of each employee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan.

17. Governing Law. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of California.

18. Termination. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on May 22, 2005 (ten (10) years after the effective date), and no options shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.



                              APPENDIX B

                             MAIL BOXES ETC.

                       1995 STOCK OPTION PLAN FOR

                    NON-EMPLOYEE ("OUTSIDE") DIRECTORS


1. Purpose. The 1995 Stock Option Plan for Non-Employee ("Outside") Directors (the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Mail Boxes Etc. (the "Company") for service as members of the Board of Directors ("Outside Directors") and to provide them with an ownership interest in the Company's common stock. Under the Plan, the Outside Directors will receive no other cash compensation (other than reimbursement of expenses) for attendance at Board meetings. Directors who serve on Committees of the Board will still be entitled to receive compensation for that service as authorized by the Board. The Plan will furthermore be beneficial to the Company and its stockholders by providing the Outside Directors with greater personal financial stake in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.


2. Effective Date. The Plan shall become effective only if it is approved by the affirmative vote of the holders of a majority of the Shares present or represented and voted at a meeting of the Company's shareholders to be held on or before May 22, 1996, and, if so approved, shall be effective as of May 23, 1995, the date of approval by the Board.

       Options may be granted under the Plan from and after the effective date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Company's shareholders. If such shareholder approval is not obtained, then all options previously granted under this Plan shall terminate and cease to be outstanding, no further options shall be granted, and no shares shall be issued under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or a Committee appointed by the Board. The Board, or Committee, shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

       The Plan is intended to allow Outside Directors to receive Stock Options without such Stock Options causing them to cease to be "disinterested persons" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) with respect to other stock plans of the Company. To the extent that any provision of the Plan or action by the Board (or such Committee) with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

4. Participation in the Plan. All Outside Directors of the Company's Board of Directors shall be eligible to participate in the Plan. "Outside Directors" shall mean any member of the Board of Directors of the Company who is not at that time an employee of the Company, or any of its subsidiaries or affiliates, and including all new Outside Directors at the time they are appointed or nominated to be a Director.

5. Non-Qualified Stock Options. Only non-qualified stock options ("options") may be granted under this Plan.

6.     Terms, Conditions and Form of Options.

       (a) Single Option Grant. A single, one-time grant of options to purchase 20,000 shares of Stock (as adjusted pursuant to Section 8) shall be automatically granted to each Outside Director as of May 23, 1995, the date of approval of this Plan by the Board of Directors. In accordance with Section 2, this grant of options shall be rescinded and of no effect if this Plan is not approved by the Company's shareholders.


       All Outside Directors appointed or nominated to the Board after May 23, 1995 shall automatically receive a single, one-time grant of options to purchase 20,000 shares of Stock (as adjusted pursuant to Section 8) upon their date of appointment or nomination, whichever occurs first. No grant of options shall vest, however, unless the Outside Director who is appointed or nominated, is elected by the Shareholders at the next annual Shareholders Meeting.

       (b) Exercise Price. The exercise price per share of stock for which each option is exercisable shall be 100% of the fair market value per share of common stock on the date the option is granted, which shall be the closing price of the stock as generally reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on which the Shares may be traded on the date of the granting of the Option.

       (c) Vesting and Term of Options. Each option granted under the Plan shall vest and become exercisable in five equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire ten years from the date of grant, and shall be subject to earlier termination as hereinafter provided.

       (d) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of permanent disability or death as set forth in paragraph (e) hereof, the then outstanding options of such holder shall be exercisable only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

       (e) Permanent Disability or Death. In the event of termination of service by reason of permanent disability or death of the holder of any option, each of the then outstanding options of such holder shall become immediately exercisable in full, and shall be exercisable by the holder or the holder's legal representative at any time within a period of three years after termination of service, but in no event after the expiration date of the option.

       (f) Payment. The option price shall be paid in full in cash or by the surrender of shares of common stock of the Company, valued at their fair market value on the date of exercise, or by any combination of cash and stock.

7. Shares of Stock Subject to the Plan. The shares that may be purchased pursuant to options under the Plan shall not exceed an aggregate of 260,000 shares of Company common stock (as adjusted pursuant to Section 8). Any shares subject to an option grant which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

8. Recapitalization. In the event of any change in the outstanding shares of Company stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the grants thereunder, including the exercise price of outstanding options, as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 7 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

9.     Miscellaneous Provisions.

       (a) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Company common stock with respect to option grants hereunder, unless and until certificates for shares of such stock are issued to the participant.

       (b) Assignment or Transfer. No options granted under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of decent and distribution. During the lifetime of a participant, options granted hereunder are exercisable only by, and payable only to, the participant.

       (c) Agreements. All options granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall adopt from time to time.

       (d) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Outside Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

       (e) Compliance with Legal Regulations. During the term of the Plan and the term of any options granted under the Plan, the Company shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction, including the Commissioner of Corporations of the State of California, any requisite authority required in the opinion of counsel for the Company in order to grant options to purchase shares of Company common stock or to issue such stock pursuant thereto. If in the opinion of counsel for the Company the transfer, issue or sale of any share of its stock under the Plan shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body have jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Company shall not be obligated to transfer, issue or sell any such shares. In any event, the Company shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act, or the Company receives evidence satisfactory to the Board or Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. The Company's obligation to issue shares upon the exercise of any option granted under the Plan shall in any case be subject to the Company being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

       (f) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any option or to any Outside Director receiving an option.

       (g) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Company may require, as a condition to the exercise of an Option, that the recipient pay the Company, at such time as the Board or Committee determines, the amount of any taxes which the Board or Committee may determine is required to be withheld.

       (h) Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, members of the Board of Directors and of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such persons were liable for negligence or misconduct in their duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

10.    Amendment and Termination of the Plan.

       (a) Amendments. The Board or Committee may from time to time amend the Plan in whole or in part; provided, that no such action shall adversely affect any rights or obligations with respect to any options theretofore granted under the Plan, and provided further, that the provisions of Sections 4 and 6 hereof may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or regulations thereunder.


       Unless the holders of at least a majority of the outstanding shares of Company common stock present, or represented, and voted at a meeting of stockholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in Section 7 of the Plan or the number of shares subject to options that may be granted pursuant to section 6(a) of the Plan to any one Outside Director or (ii) extend the maximum period during which options may be granted under the Plan.

       With the consent of the Outside Director affected, the Committee may amend outstanding agreements evidencing options under the Plan in a manner not inconsistent with the terms of the Plan.

       (b) Termination. The Committee may terminate the Plan (but not any options theretofore granted under the Plan) at any time. The Plan (but not any options theretofore granted under the Plan) shall in any event terminate on, and no options shall be granted after, December 31, 2000.

11. Compliance with SEC Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

12. Governing Law. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of California.



                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               MAIL BOXES ETC.
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 1995.


The undersigned hereby (i) acknowledges receipt of the Notice and Proxy Statement dated July 14, 1995 relating to the Annual Meeting of Shareholders of MAIL BOXES ETC. (the "Company") to be held August 25, 1995 and (ii) appoints Anthony W. DeSio, Michael Dooling, James F. Kelly and Bruce M. Rosenberg as proxies, with full power of substitution and authorizes them, or any of them, to vote all the shares of the no par value Common Stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN

BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


1.     ELECTION OF DIRECTORS

___ FOR all nominees listed below (except as marked to the contrary below).

___    WITHHOLD AUTHORITY to vote for all nominees.


Michael Dooling, Anthony W. DeSio, Robert J. DeSio, James F. Kelly, Daniel L. La Marche, Harry Casari, and Joel Rossman.


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees's name on the space provided below:

- ------------------------------------------------------------------------

2. Proposal to authorize adoption of the 1995 Mail Boxes Etc. Stock Option Plan for Employees.

       ___   FOR              ___   AGAINST          ___   ABSTAIN


3. Proposal to authorize adoption of the 1995 Mail Boxes Etc. Stock Option Plan for Non-Employee ("Outside") Directors

       ___   FOR              ___   AGAINST          ___   ABSTAIN


4. Proposal to ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 30, 1996.

       ___   FOR              ___   AGAINST          ___   ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.






************************************************************************




Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:________________ , 1995  __________________________________________
                               (Signature)
                               __________________________________________




                              In order to assist us in obtaining seating arrangements, please indicate below if you will be attending the Shareholders' Meeting.

                              I will ___    will not ___   attend the
                              Annual Shareholders' Meeting on August 25,
                              1995.


                             (Please mark, date, sign and mail this proxy card in the envelope provided. No postage is required for domestic mailing.)